Exhibit 3.1.2

Registrar of Companies

Ground Floor, Citrus Grove Building

Goring Avenue

George Town

Grand Cayman

Ambarella, Inc. (ROC #132077) (the “Company”)

TAKE NOTICE that by written resolution of the shareholders of the Company dated 24 August 2012, the following resolutions were passed:

THAT the authorised share capital of the Company, be amended from US$26,536.9973 divided into 200,000,000 Ordinary Shares of a par value of US$0.0001 each, 25,250,000 Series A Preference Shares of a par value of US$0.0001 each, 16,494,976 Series B Preference Shares of a par value of US$0.0001 each, 13,624,997 Series C Preference Shares of a par value of US$0.0001 each, and 10,000,000 Series D Preference Shares of a par value of US$0.0001 each to US$26,536.9973 divided into 44,444,444 Ordinary Shares of a par value of US$0.00045 each, 5,611,111 Series A Preference Shares of a par value of US$0.00045 each, 3,665,550 Series B Preference Shares of a par value of US$0.00045 each, 3,027,777 Series C Preference Shares of a par value of US$0.00045 each, and 2,222,222 Series D Preference Shares of a par value of US$0.00045, each by a reverse share split, pursuant to which every 4.5 authorised, issued and outstanding Ordinary Shares of par value US$0.0001 shall be consolidated into one Ordinary Share of par value US$0.00045, every 4.5 authorised, issued and outstanding Series A Preference Shares of par value US$0.0001 shall be consolidated into one Series A Preference Share of par value US$0.00045, every 4.5 authorised, issued and outstanding Series B Preference Shares of par value US$0.0001 shall be consolidated into one Series B Preference Share of par value US$0.00045, every 4.5 authorised, issued and outstanding Series C Preference Shares of par value US$0.0001 shall be consolidated into one Series C Preference Share of par value US$0.00045, and every 4.5 authorised, issued and outstanding Series D Preference Shares of par value US$0.0001 shall be consolidated into one Series D Preference Share of par value US$0.00045.

/s/  B. Ouellette

Barb Ouellette

For and on behalf of

Maples Corporate Services Limited.

Dated this 10th day of September 2012.